SI FINANCIAL GROUP, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1.	ANNUAL MEETING

The annual meeting of the stockholders of SI Financial Group, Inc. (the “Corporation”) shall be held each year at such date and time as the Board of Directors shall, in their discretion, fix.  The business to be transacted at the annual meeting shall include the election of directors and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2.	SPECIAL MEETINGS

A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President, or by two-thirds of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors.  By virtue of the Corporation’s election made hereby to be governed by Section 3-805 of the Maryland General Corporation Law, a special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of at least a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting.  Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for the purpose of taking any action that is non-binding or advisory in nature.  Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3.	PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4.	NOTICE OF MEETING; WAIVER OF NOTICE

Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, either by mail to his or her address as it appears on the records of the Corporation or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business.  Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice.  Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the adjourned meeting is more than one hundred twenty (120) days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

Section 5.	QUORUM

At any meeting of stockholders, the presence of a quorum for all purposes shall be determined as provided in the Articles of Incorporation unless or except to the extent that the presence of a larger number may be required by law.

If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than one hundred twenty (120) days after the original record date.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6.	CONDUCT OF BUSINESS

(a)           The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b)           At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b).  For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b).  The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(c)           Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

(d)           The various requirements set forth in subsections (b) and (c) of this Section 6 shall apply to all shareholder proposals and nominations, without regard to whether such proposals or nominations are required to be included in the Corporation’s proxy statement or form of proxy.

Section 7.	VOTING

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8.	PROXIES

At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact.  Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 9.	CONTROL SHARE ACQUISITION ACT

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This Section 9 may be repealed at any time, in whole or in part, by a majority vote of the Corporation’s Board of Directors, whether before or after an acquisition of Control Shares (as such term is defined in Section 3-701(d) of the Maryland General Corporation Law, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as such term is defined in Section 3-701(e) of the Maryland General Corporation Law, or any successor provision).

ARTICLE II - DIRECTORS

Section 1.	GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws.  The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and which are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

The Board of Directors shall annually elect a Chairman of the Board from among its members.  The Chairman of the Board shall serve in a general oversight capacity and shall preside at all meetings of the Corporation’s Board of Directors.  The Chairman of the Board shall perform all duties and have all powers which are commonly included in the office of the Chairman of the Board or which are delegated to him by the Board of Directors.

Section 2.	NUMBER

The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the Maryland General Corporation Law, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number of directors shall never be less than the minimum number of directors required by the Maryland General Corporation Law.

Section 3.	VACANCIES AND NEWLY CREATED DIRECTORSHIPS

By virtue of the Corporation’s election made hereby to be governed by Section 3-804(c) of the Maryland General Corporation Law, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.	REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such dates, such times and such places, either within or without the State of Maryland, as shall have been designated by the Board of Directors and publicized among all Directors.

Section 5.	SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer, or by two-thirds of the members of the Board of Directors in writing.  The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

Section 6.	NOTICE

A notice of a regular meeting shall not be required.  The Secretary shall give notice to each director of the date, time and place of each special meeting of the Board of Directors.  Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telephone, telegraph, or similar means of transmission at least twenty four (24) hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least seventy two (72) hours before the time of the meeting.  Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.	TELEPHONIC MEETINGS

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 8.	QUORUM

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 9.	MANNER OF ACTING

The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

Section 10.	REMOVAL OF DIRECTORS

Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote in the election of directors.

Section 11.	RESIGNATION

A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 12.	COMPENSATION

By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as compensation for such attendance at meetings and other services as a director may render to the Corporation.

Section 13.	COMMITTEES

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director(s) to serve as the member(s), designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to (i) declaring dividends or distributions on stock, (ii) issuing stock other than as authorized by the Board of Directors, (iii) recommending to the stockholders any action which requires stockholder approval, (iv) amending the Bylaws and (v) approving a merger or share exchange which does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings.  The quorum requirements for each such committee shall be a majority of the members of such committee.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing(s) are filed with the minutes of the proceedings of such committee.

Section 14.	ADVISORY DIRECTORS

The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide.  Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

Section 15.	INTEGRITY OF DIRECTORS

A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Section 16.	AGE LIMITATION.

No person seventy two (72) years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Corporation.  Directors that turn seventy two (72) years of age while serving as a director may continue to serve until the expiration of his or her term.  This age limitation does not apply to an advisory director.  Notwithstanding the foregoing, the Board of Directors may waive the age requirement if the Board of Directors determines, by a two-thirds vote, that such waiver is in the best interest of the Corporation.

ARTICLE III - OFFICERS

Section 1.	EXECUTIVE AND OTHER OFFICERS

The officers of the Corporation shall be a President, a Secretary and a Treasurer.  The Board of Directors may designate who shall serve as Chief Executive Officer, having general supervision of the business and affairs of the Corporation, and as Chief Operating Officer, having supervision of the operations of the Corporation; in the absence of a designation the President shall serve as Chief Executive Officer and Chief Operating Officer.  The Board of Directors may appoint such other officers as it may deem proper.  A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

Section 2.	PRESIDENT AND CHIEF EXECUTIVE OFFICER

The President and Chief Executive Officer shall be the principal executive officer of the Corporation.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the President or which are delegated to him or her by the Board of Directors.  He or she shall have the power to sign all contracts, agreements, and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers (except the Chairman of the Board), employees and agents of the Corporation.

Section 3.	VICE PRESIDENT(S)

The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act.  In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the President.  A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

Section 4.	SECRETARY

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 5.	TREASURER

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors.  In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 6.	SUBORDINATE OFFICERS

The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable.  Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 7.	COMPENSATION

The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 8.	ELECTION, TENURE AND REMOVAL OF OFFICERS

The Board of Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers.  An officer serves for one year or until his or her successor is elected and qualified.  If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation.  The removal of an officer or agent does not prejudice any of his or her contract rights.  The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term of that office.

ARTICLE IV – STOCK

Section 1.	CERTIFICATES FOR STOCK

Each stockholder shall be entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation.  Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors.  Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.  Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of the shares of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2.	TRANSFERS

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock or uncertificated shares of stock, and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

Section 3.	RECORD DATE AND CLOSING OF TRANSFER BOOKS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days prior to any other action.  The transfer books may not be closed for a period longer than twenty (20) days.  In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4.	STOCK LEDGER

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5.	CERTIFICATION OF BENEFICIAL OWNERS

The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6.	LOST, STOLEN OR DESTROYED STOCK CERTIFICATES

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated shares in place of a stock certificate that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation.  In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate or uncertificated shares except upon the order of a court having jurisdiction in the premises.

ARTICLE V - FINANCE

Section 1.	CHECKS, DRAFTS, ETC.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2.	FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

ARTICLE VI – MISCELLANEOUS PROVISIONS

Section 1.	CORPORATE SEAL

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.	VOTING UPON SHARES IN OTHER CORPORATIONS

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President or a proxy appointed by any of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3.	MAIL

Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

As amended on January 27, 2016.